BANYAN RAIL SERVICES, INC.








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Disclaimer

This information has been prepared solely for informational purposes and is being furnished solely for use by prospective investors considering their interest in investing in and making their own evaluation of Banyan Rail Services, Inc. (the "Company") and does not purport to contain all the information that a prospective investor may need to make an investment decision.

This presentation includes forward-looking statements that are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the progress, business opportunities and growth prospects of the Company and its acquisition targets, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the Company at this time, actual results may differ materially from those described. The Company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in the Company's periodic filings with the US Securities and Exchange Commission.

Company Overview

- Banyan Rail Services – ("Banyan") (OTC.BB: BHIT.OB)
  - Banyan's management team is seeking to acquire freight railroad-related companies and raise additional sources of financing
  - Shares Outstanding: 26 million
  - Current Market Capitalization = $8.32 million (price $.32/share)
  - Current cash = $1.5 million (No debt)
- First acquisition will be The Wood Energy Group ("Wood Energy"), a rail tie recovery/energy generation company
  - LOI signed March 24, 2009, to purchase Wood Energy for $5.8 million
  - Purchase price consists of $4.8 million cash and $1.0 million in BHIT stock
  - Purchase price represents 4.61x 2008 adjusted EBITDA of $1.3 million; and 2.97x Year 1 EBITDA of $2.0 million
  - Anticipated closing date 7/31/09

Company Management

- Gary Marino – Chairman, President and CEO
  - Mr. Marino co-founded RailAmerica, Inc. (NYSE:RRA) in 1985 and served as its Chairman, President and CEO. Under his leadership, RailAmerica became the world's largest short line and regional railroad company. In addition to managing a staff of more than 2,800 employees, Mr. Marino directed the merger and acquisition activities of the company and was successful in consummating and integrating 32 acquisitions totaling more than $750 million prior to his retirement in 2004. RailAmerica acquired over 75 railroads in five countries and operated and/or owned more than 15,000 miles of rail lines with assets in excess of $1.2 billion. Mr. Marino, a New York native, received his B.A. degree from Colgate University in 1966 and his M.B.A. from Fordham University in 1973. From 1966 to 1969, he served as an officer of the United States Army Ordnance Corps. Mr. Marino has also served on the Board of Directors of the Association of American Railroads.

- Bennett Marks – Chief Financial Officer
  - Mr. Marks served as Executive Vice President and CFO of six publicly-held and privately-owned companies in the transportation, healthcare, manufacturing, distribution and telecommunications industries. While CFO at RailAmerica, he developed and implemented the financial framework of the Company as revenues grew from $130 million to $450 million. He has 21 years experience in public accounting, including ten years as an audit/client services partner with KPMG where he was an Associate SEC Reviewing Partner and the Administrative Partner in Charge of the West Palm Beach office. A licensed CPA in Florida and New York, he has held leadership positions in a variety of community, charitable, and professional organizations. Mr. Marks received his degree in Accounting from New York University.

Company Management (Cont.)

- Larry Rutstein – Vice President Administration
  - Mr. Rutstein has nearly 40 years of legal and business experience, including the last 16 years involved in a number of public and private ventures in South Florida and Philadelphia as a lawyer and entrepreneur. After graduating from Harvard Law School in 1968, Mr. Rutstein practiced securities law and corporate banking for several major Philadelphia law firms and served as Assistant Attorney General and Chief Counsel to the Pennsylvania Department of Banking. In 1980 Mr. Rutstein created and was the Managing Partner of Parker & Rutstein, a corporate law firm in Philadelphia. In 1989 he led an IPO for Cedar Group, Inc., and served as its CEO until 1991. He later formed an investment partnership to purchase the Memphis Chicks AA Baseball Club and served as its Executive Vice President during 1992 and 1993. Mr. Rutstein has also served on the Board of several NASDAQ companies and was CEO or CFO of several turnaround public companies.

Management Team

Gary O. Marino, President & CEO
Bennett Marks, CFO
Paul S. Dennis, VP & Treasurer
Larry Rutstein, VP Administration

Board of Directors

Gary O. Marino, Chairman
Bennett Marks
Paul S. Dennis
Harvey J. Polly

Wood Energy Overview

- Wood Energy is a leading railroad tie recovery/energy generation company
  - Founded in 2001
  - 2008 revenue of $4.7 million
  - Picked up 900,000 ties in 2008 (67% co-gen; 28% landscape; 5% landfill)
  - Expect 2009 revenue of approximately $5.7 million
  - 25 non-union employees; headquarters in St. Louis, Missouri

- Wood Energy's business model focuses on efficient operations and improved profit margins
  - Contracts to pick up scrap rail ties for major Class I railroads in Texas and Louisiana (current infrastructure capable of handling 1.5 million ties/year)
  - Developed efficient method for sorting and picking up rail ties

- Major contracts include:
  - Signed a new five-year (expires 2014), $17 million agreement for tie pick-up in Texas and Louisiana
  - Finalizing new 4-year, $2 million contract for tie pick-up
  - Long-term scrap railroad tie supply agreement in Louisiana (ties used as boiler fuel source)

Wood Energy Management

- Greg Smith – President
  - Mr. Smith has been in the business of processing and disposing scrap railroad ties since 1991. He founded Wood Waste Energy in 1987 and built it into the country's largest railroad tie recovery service. Wood Waste Energy was the first company to produce railroad tie-derived fuel, with Mr. Smith developing a patented design (Patent #5,607,239) for processing used ties. He also developed an efficient system for crews to pick up rail ties behind railroad system gangs. He has worked as a contractor for all Class I railroads: BNSF (1997-2001); UP (1991-present); Norfolk Southern (1994-2000); Illinois Central (1997-2001); and Kansas City Southern (1998-2001). Mr. Smith sold Wood Waste Energy in 1999 and it remains the largest in the U.S.

- Andy Lewis – Vice President
  - Mr. Lewis has been managing railroad tie pick-up crews since 1997. He has worked with all the Class I railroads over the past 12 years. He has extensive experience in managing field crew employees, hi-rail boom trucks, tie-cranes, railcars and semi-tractor trailers.

- Current Wood Energy Group management team to remain in place under long-term employment agreements

Wood Energy Tie Disposal Revenues



Tie Pick-up
Revenue from Class I railroads
20% of ties
Landscape Revenues
80% of ties
Co-gen Revenues
Additional 25% profit
Whole ties sold to co-gen plant
Grind ties in-house & sell to co-gen plant

- ***Entire process generates over 40% gross margin***

Rail Tie Recovery Industry

- There are approximately 15 rail tie recovery companies in North America
  - Total industry revenue of approx. $65-75 mm
  - Each operates within a limited geographic region
  - Each has a Class I railroad as its major customer

- In 2008, Class I railroads replaced over 15 million rail ties
- Expect to replace over 80 million ties over the next five years
- Over 140,000 miles of track in North America

- Significant income generation possible from the scrap rail ties that are recovered
- Grind and sell to co-generation plants and utilities as alternative fuel
- Re-sell to landscape industry (approximately 20% of recovered ties)
- Some used ties may qualify to be sold back to the railroads

- Rail tie recovery industry has significant barriers to entry
- Class I's require contractors to have experience in co-generation of scrap ties
- Class I's require contractors have co-generation sites for tie disposal

Rail Ties as Biomass Fuel Source

- Rail ties provide a viable source of biomass fuel for industrial plants and utilities
  - Every 2 tons of treated wood used to generate electricity replaces one ton of coal or 90 gallons of oil (18 ties = 1 ton)
  - Burning ties increases combustion efficiency and produces less ash

- Using chipped wood rail ties is a "green" environmental alternative
  - Life cycle of treated wood ties is 'carbon neutral'
  - Creosote-treated ties burn cleaner than untreated wood
  - Use of rail ties as a biomass fuel is a complete disposal solution

- Composition of chipped rail ties allows for higher burn rates
  - Ties have BTU value of 7,500-10,000, versus 3,500 for untreated wood
  - Ties have less moisture, 12-26%, versus 40-60% for wood from trees

- Rail ties about half the cost of natural gas
  - Price of ties is approx. $2.20/mm BTU compared to natural gas at $4-5/mm BTU

- Utilizing rail ties for fuel results in less landfill material
  - In a landfill a portion of the wood rail tie's carbon will be biologically converted into methane, a gas with 21 times the global warming potency of CO_2

Government Initiatives

- Government introduced federal Renewable Energy Standards House Bill (HR-809) in 2009
  - Requires electrical suppliers to procure a certain percentage of electricity from renewable energy sources
  - Bill includes biomass fuel and/or cogeneration plants
  - Treated Wood Council has petitioned the U.S. Senate to include treated wood waste as biomass fuel

- In 2008, Texas Legislator passed House Bill 1090 (HB-1090)
  - Provides incentives through a grant program at the Texas Dept. of Agriculture for the delivery of agricultural and wood waste material to facilities that generate electricity through the use of biomass
  - Producers of qualified biomass that deliver the biomass to a biomass power plant in Texas receive $20.00/dry ton
  - A qualified biomass power facility can receive up to $6,000,000 in reimbursements from Dept. of Agriculture (facility has to be placed in service after August 31, 2009)

Wood Energy Future Growth

- Internal growth opportunities:
  - Expand use of rail ties as alternative fuel and energy source
  - In 2010, to invest in new tie grinding plant with capacity to grind 80,000 tons/year; reduces outsourcing and increases margins
  - Grinding equipment can accept additional wood products such as telephone poles, bridge timbers and pallets
  - In 2011, expect to add new business with Class I by expanding service area
  - Provide ancillary services such as rail car cleaning, etc.
  - Substantial opportunities to provide tie recovery service to Patriot Rail and other short line railroads

- External growth opportunities:
  - Acquisition of competitor tie recovery businesses at approx. 4x EBITDA
  - Expand service capabilities of existing companies, especially alternative fuel
  - Consolidation of management teams through roll-up
  - Expansion of regions served and customer base

Wood Energy Financial Summary

The Wood Energy Group, Inc.

Projected EBITDA 2006-2011E

(in 000's)	Historical 2006	2007	2008	Projected 2009	Projected 2010	Projected 2011
Revenues	$ 4,774	$ 4,739	$ 4,718	$ 5,657	$ 6,618	$ 7,147
EBITDA	$ 1,273	$ 1,266	$ 1,257	$ 1,951	$ 2,121	$ 2,471
EBITDA margin	26.7%	26.7%	26.6%	34.5%	32.0%	34.6%

Key Investment Considerations

- The Wood Energy Group represents a compelling investment opportunity due to an array of key attributes, including:
  - Strong, experienced management team
  - Long-term contracts in place for steady base business
  - Consistent and profitable historical financial results
  - Efficient operating methodology
  - Expertise to grow the alternative fuel segment of the business

- Through Wood Energy, Banyan will recognize significant growth opportunities by rolling up North American railroad tie pick-up companies
  - Expand use of scrap rail ties as alternative source of energy
  - Create economies of scale through regional expansion
  - Expand service capabilities of existing companies